UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 22, 2007

Dear Fellow Stockholders:

I am pleased to invite you to our 2007 Annual Meeting of Stockholders, which will be held on Wednesday, December 5, 2007, at 10:00 a.m., local time, at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our research and development efforts as well as our product pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2007 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the fiscal year ended June 30, 2007.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name” —that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record, that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am

Sincerely yours,

CYNTHIA L. SULLIVAN
President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 5, 2007.

Time		10:00 a.m., local time.

Place		300 American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect eight directors to serve for a term of one year until the 2008 Annual Meeting of Stockholders;

	2.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008; and

	3.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, October 10, 2007, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 22, 2007

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2007 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 5, 2007, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

Our Annual Report for the fiscal year ended June 30, 2007, was first mailed to stockholders, along with these proxy materials, on or about October 22, 2007.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 is available on the Internet at our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at “investor@immunomedics.com.”

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

VOTING PROCEDURES

WHO CAN VOTE?

Each share of our common stock that you owned as of the close of business on October 10, 2007, the record date for the 2007 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 75,062,164 shares of Immunomedics common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 75,062,164 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included on the proxy card. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States and Canada) or (ii) by Internet by going to the website of our tabulator, www.voteproxy.com. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•

By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•

In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the meeting. If you have misplaced your proxy, you may obtain another by contacting American Stock Transfer & Trust Company at 1-877-777-0800, or writing them at 59 Maiden Lane, New York, New York 10038.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the ratification of the independent registered public accounting firm, are each considered routine matters. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. Abstentions are not counted for purposes of electing directors. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1 since such matter is considered routine. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Withholding authority to vote for a nominee for director is similar to an abstention and will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If you wish to vote against a nominee for director, please write in such nominee’s name in the space provided on the proxy card.

Proposal 2—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 2 since it is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2007 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

•

FOR Proposal 1—elect our eight nominees to the Board of Directors for a one-year term ending at the 2008 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

•	FOR Proposal 2—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We intend to announce preliminary voting results at the Meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2008, which we are required to file with the Securities and Exchange Commission (the “SEC”) on or before February 11, 2008. To request a printed copy of our Quarterly Report on Form 10-Q, please write to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?

We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET INSTEAD OF RECEIVING PRINTED COPIES IN THE MAIL?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, are available on our Internet site at www.immunomedics.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated eight people to serve as members of the Board of Directors until the 2008 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and, with the exception of Dr. Edward T. Wolynic who was appointed to the Board of Directors during the last fiscal year, each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Dr. Marvin E. Jaffe, Ms. Mary E. Paetzold, Mr. Brian A. Markison, Mr. Don C. Stark and Dr. Edward T. Wolynic for election at the 2007 Annual Meeting of Stockholders to serve until the 2008 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2007, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve as a member of the board of directors.

The persons named in the enclosed proxy will vote to elect as directors the eight nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 69	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

• Serves concurrently as the President of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 52	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 68	Prior business experience:

Director since: 2000 Governance and Nominating Committee	• Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.
Research and Development Committee	• Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

Dr. Marvin E. Jaffe	Principal occupation: Healthcare consultant

Age: 71	Prior business experience:

Director since: 1994	• Healthcare consultant 1994 to present.

Audit Committee Compensation Committee Governance and Nominating Committee Research and Development Committee

•     President, RW Johnson Pharmaceutical Research Institute from August 1988 until March 1994.

Public company directorships: NeoGenomics, Inc., a provider of cancer genetic and molecular testing services primarily in the United States.

Brian A. Markison	Principal occupation: President, Chief Executive Officer and Chairman of Board of Directors, King Pharmaceuticals, Inc.

Age: 48	Prior business experience:
Director since: 2004 Compensation Committee Governance and Nominating Committee Research and Development Committee

•     Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•     From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Dupont Integration; Senior Vice President, Licensing & External Development.

Public company directorships: King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products.

Mary E. Paetzold	Principal occupation: Retired Certified Public Accountant with over 30 years of experience with public and private companies

Age: 58	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•      Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•      Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: Orthovita, Inc., a leader in the development of synthetic biologically active tissue products.

Don C. Stark	Principal occupation: Marketing and Business Development Consultant

Age: 53	Prior business experience:

Director since: 2005 Audit Committee Research and Development Committee

•      Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996.

•      From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•      From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

Dr. Edward T. Wolynic	Principal occupation: Retired

Age: 59	Prior business experience:

Director since: 2007 Compensation Committee Governance and Nominating Committee Research and Development Committee

•      Most recently served as Chief Technology Officer and Vice President of the Strategic Technologies Group at Engelhard Corporation, a leading surface and materials science company, from 2000 through 2006.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR EIGHT NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. Ernst & Young LLP has been employed by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended by the SEC on November 21, 2000.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 42 of this proxy statement.

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2007 for: (i) the executive officers named in the Summary Compensation Table on page 26 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by November 29, 2007 (60 days after October 1, 2007) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 75,062,164 shares of common stock outstanding on October 1, 2007.

Name of beneficial owner**	Number of shares ***	Percentage of common stock***
Dr. David M. Goldenberg(1)	8,623,438	11.1%
Cynthia L. Sullivan(2)	8,685,648	11.2%
Dr. Morton Coleman(3)	377,750	*
Dr. Marvin E. Jaffe(4)	103,950	*
Mary E. Paetzold(6)	69,550	*
Brian A. Markison(5)	18,750	*
Don C. Stark(5)	18,750	*
Dr. Edward T. Wolynic(5)	10,000	*
Gerard G. Gorman(5)	343,750	*

All Directors and Executive Officers as a group (9 persons)(7)	9,780,777	12.6%

FMR Corp.(8)	4,987,700	6.6%
82 Devonshire Street Boston, MA 02109

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2007 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
***	Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(1)

Consists of (i) 4,195,578 shares held by Dr. Goldenberg; (ii) 12,743 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 791,763 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,437,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,162,500 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and

(xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,256,466 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence.

(2)	Consists of (i) 12,743 shares held by Ms. Sullivan; (ii) 4,195,578 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 723,894 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 791,763 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,437,500 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,162,500 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 90,906 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 6,708,642 shares as listed in items (ii), (iv), (vi), (vii), (viii) (x) and (xi) of the previous sentence.
(3)	Consists of (i) 60,250 shares held by Dr. Coleman’s wife; (ii) 43,750 shares held by certain of his children; and (iii) 273,750 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.
(4)	Consists of 200 shares held directly by Dr. Jaffe and 103,750 shares that may be acquired by him upon the exercise of options to purchase shares of common stock.
(5)	Represents shares that may be acquired upon the exercise of options to purchase shares of common stock.
(6)	Consists of 3,300 shares held by Ms. Paetzold in her individual retirement account and 66,250 shares that may be acquired by her upon the exercise of options to purchase common stock.
(7)	See Notes 1-6 above.
(8)	This information is based solely on a 13-F filing as of August 14, 2007 with the SEC. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,987,700 shares or 6.6% of the Common Stock outstanding of Immunomedics, Inc. as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 4,987,700 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices with particular care in light of the Sarbanes-Oxley Act of 2002. We also reviewed with our legal counsel and other professional advisors the recently released rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of eight members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board and committee meetings, and by actively participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board so that the Board can become familiar with our key talent.

In fiscal 2007, the Board of Directors met twelve times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Dr. Coleman, Dr. Jaffe, Mr. Markison, Ms. Paetzold and Mr. Stark attended the Company’s 2006 Annual Meeting of Stockholders. Richard R. Pivirotto, our former Lead Outside Director, passed away in January of 2007 and was not able to attend any meetings of the Board of Directors or any committees thereof from July 1, 2006 through December 31, 2006.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for its CEO and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our Internet site at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our Internet site at www.immunomedics.com.

Review and Approval of Related Person Transactions.

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and CEO, the Senior Vice President of Finance and Business Development and CFO or the Director of Human Resources (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent”. There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of, Dr. Marvin E. Jaffe, Ms. Mary E. Paetzold, Mr. Brian A. Markison, Mr. Don C. Stark and Dr. Edward T. Wolynic are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all nominees are elected to the Board of Directors at the 2007 Annual Meeting of Stockholders we will have a majority of independent directors on our Board.

The Board of Directors has determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of his association with Weill Medical College of Cornell University, which is currently conducting clinical trials on the Company’s behalf.

Brian A. Markison, a member of the Board of Directors since 2004, was elected to serve as the Lead Outside Director, for which he will be entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Compensation Committee as adopted by our Board of Directors, the Governance and Nominating Committee as adopted by our Board of Directors, and the Audit Committee as adopted by our Board of Directors can be found on our Internet site www.Immunomedics.com. A copy of the amended and restated charter of the Audit Committee as adopted by our Board of Directors is attached to this proxy statement as Appendix A. The Executive Committee of the Board was dissolved by the Board in October of 2007. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters. In April 2007, a Special Pricing Committee of the Board met to decide on the terms related to the offering of common stock in May 2007. No other ad hoc committees took place in Fiscal 2007.

AUDIT COMMITTEE

Current Members	Responsibilities	Meetings in Fiscal 2007
Dr. Jaffe, Ms. Paetzold & Mr. Stark	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	8

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter included as Appendix A to this proxy statement. Dr. Jaffe, Ms. Paetzold and Mr. Stark were members of the Audit Committee for the entire fiscal 2007. Mr. Pivirotto passed away in January 2007 and was not able to attend any meetings from July 1, 2006 through December 31, 2006.

Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE

Current Members	Responsibilities	Meetings in Fiscal 2007
Mr. Markison, Ms. Paetzold, Dr. Jaffe & Dr. Wolynic	The Compensation Committee consists entirely of directors who are (i) “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance. The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. Mr. Markison and Ms. Paetzold were members of the Compensation Committee for the entire fiscal 2007, with Dr. Jaffe being appointed in September 2006. Mr. Pivirotto passed away in January of 2007 and was not able to attend any meetings from July 1, 2006 through December 31, 2006. Dr. Wolynic was appointed to the Compensation Committee on August 23, 2007.	7

	Please see also the Compensation Committee Report below.

GOVERNANCE AND NOMINATING COMMITTEE

Current Members	Responsibilities	Meetings in Fiscal 2007
Dr. Jaffe, Ms. Paetzold, Mr. Markison & Dr. Wolynic	The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee, will consider nominees recommended by our stockholders for election to the Board of Directors at the 2008 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2007 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve. In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole.	4

	In accordance with NASDAQ Rule 4350(c), which requires the G&N Committee to consist solely of independent directors, the Board of Directors recently reconstituted the G&N Committee to be comprised of Dr. Jaffe, Mr. Markison and Ms. Paetzold, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Dr. Jaffe and Ms. Paetzold were members of the G&N Committee for the entire fiscal 2007, with Mr. Markison being appointed in September 2006. Mr. Pivirotto passed away in January of 2007 and was not able to attend any meetings from July 1, 2006 through December 31, 2006. Dr. Wolynic was appointed to the G&N Committee on August 23, 2007.

RESEARCH AND DEVELOPMENT COMMITTEE

Current Members	Responsibilities	Meetings in Fiscal 2007
Dr. Coleman, Dr. Jaffe, Mr. Markison, Mr. Stark & Dr. Wolynic	The Research and Development Committee oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Dr. Wolynic was appointed to the Research and Development Committee on August 23, 2007.	4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2007 were Mr. Markison and Ms. Paetzold (Dr. Jaffe was appointed to the Compensation Committee in September 2006 and Dr. Wolynic was appointed to the Compensation Committee in August 2007. Mr. Pivirotto passed away in January 2007. Mr. Pivirotto did not participate in any meetings between July 1, 2006 and December 31, 2006). No member of the Compensation Committee was at any time during fiscal 2007, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the rate of compensation paid to our non-employee directors in fiscal 2007.

Fiscal 2007 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.	24,000	—	8,200	—	—	—	32,200
Marvin E. Jaffe, M.D.	30,718	—	8,200	—	—	—	38,918
Brian A. Markison	28,734	—	8,200	—	—	—	36,934
Mary E. Paetzold	34,140	—	8,200	—	—	—	42,340
Richard R. Pivirotto(4)	12,171	—	8,200	—	—	—	20,371
Don C. Stark	32,000	—	8,200	—	—	—	40,200
Edward T. Wolynic(3)	—	—	—	—	—	—	—

(1)	Consists of amounts described under “Director Compensation and Stock Ownership Guidelines.”
(2)	Represents the compensation cost recognized for financial statement reporting purposes for fiscal year 2007, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions.
(3)	Dr. Wolynic was appointed to the Board of Directors, effective August 1, 2007.
(4)	Richard R. Pivirotto, our former Lead Outside Director, passed away in January 2007.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2007*	For each:
Basic retainer:	$15,000	Fiscal year
Lead Outside Director	$5,000	Fiscal year
Chairman of the Audit and Compensation Committees (each)	$2,500	Fiscal year
Attendance:	$1,500	Board meeting
	$500	Board meeting by conference telephone
	$1,500	Board committee meeting attended in person held on days when the Board does not meet
	$500 if less than one hour, or $1,000	Board committee meeting by conference telephone

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended (the 2006 Stock Incentive Plan”). Each individual who is first elected or appointed as a non-employee director will automatically be granted, on the date of such initial election or appointment, up to 10,000 nonqualified stock options and up to 5,000 restricted stock units (“RSU”). The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such initial grant. Initial option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. RSUs granted to newly appointed or elected non-employee directors will vest upon such director’s completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, initial RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

In addition to the foregoing initial grants, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting will automatically receive an additional annual grant of up to 10,000 nonqualified stock options and up to 5,000 RSUs. The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such annual grant. Annual option grants will be fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants will vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability.

Option Grants to Non-Employee Directors During Fiscal Year 2007

During fiscal year 2007, the following non-employee Directors were granted options to purchase shares of common stock. All option grants listed below were made under the 2002 Stock Option Plan (which has since been replaced by the 2006 Stock Incentive Plan, as amended).

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Morton Coleman, M.D.	15,000	08/24/2006	$1.96
Marvin E. Jaffe, M.D.	15,000	08/24/2006	$1.96
Brian A. Markison	15,000	08/24/2006	$1.96
Mary E. Paetzold	15,000	08/24/2006	$1.96
Richard R. Pivirotto	25,000	08/24/2006	$1.96
Don C. Stark	15,000	08/24/2006	$1.96
Edward T. Wolynic(1)	—	—	$—

(1)	Dr. Wolynic was appointed to the Board of Directors, effective August 1, 2007.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	52	President and Chief Executive Officer
Dr. David M. Goldenberg	69	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Gerard G. Gorman	56	Senior Vice President, Finance and Business Development, Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,600 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Gerard G. Gorman has served as our Senior Vice President, Finance and Business Development, and Chief Financial Officer since June 2006 and Vice President, Finance and Chief Financial Officer from September 2001 until June 2006. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers or other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during fiscal year 2007. The Company’s Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and the Chief Financial Officer will be referred to as the “Named Executive Officers” for purposes of this discussion.

Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to the Company’s executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting the Company’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for the Company; and

•	Align the interests of executives with the long-term interests of stockholders.

The Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In fiscal year 2007, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti”), an independent third party consultant, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for executive officers. During fiscal year 2007, Arnosti performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies and provided the Compensation Committee with recommended compensation ranges for each executive position based on the competitive data. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2007 fiscal year.

In determining the compensation of each executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Company’s financial performance.

The peer group used for competitive comparisons in fiscal year 2007 reflects companies with which the Company competes for talented personnel. The peer group data was obtained from Equilar, Inc. and consisted of a pool of approximately sixty biopharmaceutical companies that are traded on NASDAQ.

Components of Compensation

For the 2007 fiscal year, the Company’s executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Special benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. The Compensation Committee has worked with Arnosti to establish and understand such market benchmarks. Increases in annual salaries are also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

The table below shows fiscal year 2007 and fiscal year 2008 base salary rates for each Named Executive Officer:

Name	Title	2007 Salary		2008 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$526,000	(1)	$532,000	1.13%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medial Officer	$455,000		$500,000	9.80%

Gerard G. Gorman	Senior Vice President, Finance and Business Development and Chief Financial Officer	$250,290		$270,000	7.90%

(1)	Ms. Sullivan and the Company entered into an amended and restated employment agreement, effective December 31, 2006. The initial salary under such agreement was $532,000.

Annual Bonuses

As part of their compensation package, the Company’s executive officers have the opportunity to earn annual cash incentive awards. Cash awards are designed to reward superior executive performance while reinforcing the Company’s short-term strategic operating goals. Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements. Throughout fiscal year 2007, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of bonus payments to each executive.

Each executive officer has a target bonus opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its review of total compensation at companies such as those identified above. For fiscal year 2007, target bonus levels for Immunomedics’ executive officers ranged from 18% - 24% of base salary. The actual bonuses paid for fiscal year 2007 exceeded the target bonuses based on the Compensation Committee’s assessment of the performance of each of the named executive officers.

The table below details fiscal year 2007 annual bonus targets and actual payouts for each of the named executive officers.

Name	Title	2007 Target Bonus ($)	2007 Target Bonus (% Salary)	2007 Actual Bonus ($)	2007 Actual Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$125,000	23.8%	$138,500	26.3%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$100,000	22.0%	$113,750	25.0%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$45,000	18.0%	$62,500	25.0%

Change for Fiscal Year 2008—Beginning with fiscal year 2008, cash incentive awards, if any, will be based on achievement of pre-established Company objectives and individual goals for each executive officer and, for executive officer’s other than the CEO, a subjective review of that individual’s performance. The established goals and objectives will generally have threshold, target, and maximum levels of performance, with corresponding increasing payouts for each level of achievement. Corporate performance targets may include such measures as annual EPS growth, and other strategic plan metrics. Individual performance targets may include operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified and documented at the beginning of each fiscal year.

The dollar amount of the fiscal year 2008 annual bonus target for each executive officer was increased over the fiscal year 2007 levels. The table below shows the dollar amount of the fiscal year 2007 and fiscal year 2008 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2007 Target Bonus ($)	2007 Target Bonus (% Salary)	2008 Target Bonus ($)	2008 Target Bonus (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$125,000	23.8%	$159,600	30%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$100,000	22.0%	$150,000	30%

Gerard G. Gorman	Senior Vice President, Finance and Business Development, Chief Financial Officer	$45,000	18.0%	$81,000	30%

Long-Term Incentive Equity Awards

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and we and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FAS 123R that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (RSUs) or other vehicles based on full value shares. We and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Stock options and other long-term equity incentive awards are made under our 2006 Stock Incentive Plan, as amended. Stock options generally have a seven-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been to vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter, subject to accelerated vesting in certain circumstances. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an option or award opportunity. The actual amount of the annual option grant or other award for each of our executive officers is determined on a discretionary basis by the Compensation Committee. In determining the amount of the awards, the Compensation Committee evaluates factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements, as well as the executive’s performance and contribution to our annual and long-term strategic goals. The Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards. All employees, including our executive officers, are also eligible for annual awards granted in recognition of individual and corporate performance during the year. These discretionary annual stock options have historically been granted to all employees in June. For the most recent year our executive officers were granted stock options in July 2007 after reviewing fiscal year 2007 performance. For the 2006 fiscal year options were granted to our executive officers in June 2006.

In July 2007, after a review of performance in fiscal year 2007 and in accordance with the principles outlined above, the Compensation Committee awarded our CEO a stock option to purchase 100,000 shares of our common stock. The Compensation Committee also awarded an aggregate of 210,000 options to our other executive officers (options to purchase 150,000 shares of common stock to our Chief Scientific Officer and Chief Medical Officer and options to purchase 60,000 options to our Senior Vice President, Finance and Business Development and Chief Financial Officer), after reviewing fiscal year 2007 performance. These options vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter and has a seven-year term and has an exercise price equal to the fair market value of the Common Stock on the date of grant.

Fiscal Year 2008 Changes to Equity Awards Program. There are no changes to the Equity Awards Program anticipated for the 2008 fiscal year.

Procedures and Policies for Granting Equity-Based Awards. As described above, each year the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements. Throughout fiscal year 2007, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of equity based awards to each executive.

Executive Benefits and Perquisites

The executive officers also are provided with certain benefits and perquisites. It is the Committee’s belief that such benefits are necessary for the Company to remain competitive and to attract and retain top caliber executive officers, since such benefits are typical provided by companies in the utilities industry and with other companies with which the Company competes for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2007 we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2007 was $15,500, with an additional $5,000 allowed for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to one time the employee’s annual base salary.

We also provide certain additional perquisites to Dr. Goldenberg, our Chairman of the Board of Directors, Chief Scientific Officer and Chief Medical Officer. These perks include the payment of life and disability insurance premiums above the level provided to our other employees. In addition, the Company provided Dr. Goldenberg with an allowance for automobile use and related insurance during fiscal year 2007. The aggregate compensation value of these benefits was $253,476 in fiscal year 2007 and is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement. The automobile and related insurance provided to Dr. Goldenberg was discontinued effective July 2007.

IRC Section 162(m) compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the two other highest paid executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Company’s 2006 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company’s financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for fiscal year 2007, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2007 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2007 (collectively, the “Named Executive Officers”). We do not have any other executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards(1) ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(2) ($) (i)		Total ($) (j)
Cynthia L. Sullivan	2007	$526,000	$138,500	—	$347,300	$—	$—	$8,018		$1,019,818
President and Chief Executive Officer

Dr. David M. Goldenberg	2007	$455,000	$113,750	—	$520,950	$—	—	$253,476	(3)(4)	$1,343,176
Chairman, Chief Scientific Officer and Chief Medical Officer

Gerard G. Gorman	2007	$250,290	$62,500	—	$208,380	$—	$—	$2,750		$523,920
SVP, Finance and Business Development, Chief Financial Officer

(1)	Represents non-qualified stock options granted pursuant to our 2006 Stock Incentive Plan
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $2,750 in fiscal year 2007.
(3)	Includes (i) royalty payments in the amount of $100,000 paid to Dr. Goldenberg pursuant to a patent license agreement and his employment agreement; and (ii) an auto lease expense and auto expenses of $9,179.
(4)	Includes the dollar value of premiums paid by us with respect to life insurance policies maintained for the benefit of the Goldenberg Family Trust in the amount of $142,800 in fiscal year 2007.

Grants of Plan-Based Awards in Fiscal Year 2007

There were no awards granted to any of our Named Executive Officers during fiscal year 2007, the awards granted in July 2007 will appear in next year’s proxy statement.

Outstanding Equity Awards at Fiscal Year-End 2007 Table.

The following table provides certain summary information concerning outstanding equity awards held by the Named Executive Officers as of June 30, 2007.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Unites of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Cynthia L. Sullivan	10,000			$3.50	07/21/2008
	15,000			$1.78	06/22/2009
	150,000			$17.75	05/18/2010
	100,000			$19.06	12/06/2010
	100,000			$8.32	03/20/2011
	150,000			$20.49	03/19/2012
	100,000			$6.05	06/12/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	37,500	112,500		$2.63	06/14/2016

Dr. David M. Goldenberg	150,000			$3.50	07/21/2008
	150,000			$1.78	06/22/2009
	250,000			$17.75	05/18/2010
	150,000			$19.81	07/02/2011
	200,000			$4.94	07/01/2012
	200,000			$7.62	06/11/2013
	150,000			$5.44	06/09/2014
	150,000			$1.75	06/15/2015
	37,500	112,500		$2.63	06/14/2016

Gerard G. Gorman	50,000			$12.40	09/10/2011
	50,000			$22.17	12/05/2011
	10,000			$4.94	07/01/2012
	15,000			$7.62	06/11/2013
	30,000			$4.22	04/02/2014
	20,000			$5.44	06/09/2014
	100,000			$3.24	02/10/2015
	50,000			$1.75	06/15/2015
	18,750	56,250		$2.63	06/14/2016

(1)	Each stock option grant included in this table has been granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first 4 years of service with the Company measured from such grant date.

Fiscal Year 2007 Options Exercise and Stock Vested Table

The table disclosing fiscal year 2007 option exercises and stock vested is omitted because there were no option exercises by our Named Executive Officers or stock awards to our Named Executive Officers in fiscal year 2007.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of September 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	8,299,328	$6.2429	6,305,950
Equity compensation plans not approved by security holders	—		—

Total	8,299,328	$6.2429	6,305,950

(1)	Includes the Company’s 2006 Stock Incentive Plan, as amended.

Stock Option Plan

Certain of the outstanding option agreements issued under our prior plan, the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20.0% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $2,750 for 2007, $2,625 for 2006 and 2005 for any of our executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On June 14, 2006, we agreed to extend the existing employment agreement in effect with Cynthia L. Sullivan that set forth the terms of her employment with the Company through December 31, 2006. Under the agreement, we paid Ms. Sullivan an annual base salary rate of $520,000 and an annual bonus as determined by the Compensation Committee of our Board of Directors, which in no event shall be less than 20% of the base salary. Ms. Sullivan was awarded 150,000 stock options on June 14, 2006, in accordance with the Company’s 2002 Stock Option Plan. On December 31, 2006, we entered into an Amended and Restated Employment Agreement with Cynthia L. Sullivan pertaining to Ms. Sullivan’s service as our

President and Chief Executive Officer (the “Employment Agreement”). Ms. Sullivan’s Employment Agreement amends and restates the Employment Agreement, dated as of March 10, 2001, by and between Ms. Sullivan and us, as extended by the Company on June 14, 2006, in its entirety.

The Employment Agreement will continue, unless earlier terminated by the parties, until December 30, 2008 (the “Term”). The Term will be automatically extended for successive one-year periods unless either the Company or Ms. Sullivan provides a written notice at least 180 days preceding the date of any such extension that such party does not intend to extend the Term. Ms. Sullivan’s annual base salary under the Employment Agreement is $532,000 (the “Base Salary”), which shall be reviewed annually for appropriate increases by the Board or the Compensation Committee. Ms. Sullivan will also be eligible to participate in the Company’s incentive compensation plan in place for its senior level executives. In addition, Ms. Sullivan will be eligible to receive an annual discretionary bonus determined by the Compensation Committee of the Board based upon certain performance standards to be determined by the Compensation Committee. Ms. Sullivan’s annual bonus target is 30% of her Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

The Employment Agreement provides that in the event we terminate Ms. Sullivan at any time without “Cause” (as defined in the Agreement) or Ms. Sullivan resigns for “Good Reason” (as defined in the Agreement), Ms. Sullivan will be entitled to receive severance payments in an amount equal to 2.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. The severance amounts shall be paid in equal monthly installments over the 24 month period following such termination. In addition, the Company shall (in accordance with the terms of the Company’s applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Employment Agreement), if Ms. Sullivan continues medical coverage under COBRA, for a period of 24 months following such termination, or such other period as applicable under law. Ms. Sullivan will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year).

The Employment Agreement also provides that in the event of a “Change of Control” (as defined in the Employment Agreement) the Company terminates Ms. Sullivan without “Cause” (as defined in the Agreement) or Ms. Sullivan resigns for “Good Reason” (as defined in the Employment Agreement), Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, Ms. Sullivan will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at our election, cash in lieu of such coverage in an amount equal to Ms. Sullivan’s after-tax cost of continuing comparable coverage. Ms. Sullivan will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of ours and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year). Additionally, the Employment Agreement provides for a gross-up payment under certain circumstances to compensate Ms. Sullivan for excise taxes that may be attributable to her as a result of the foregoing payments.

Dr. David M. Goldenberg

Employment Agreement. On June 28, 2007, we entered into an Amended and Restated Employment Agreement with Dr. David M. Goldenberg pertaining to Dr. Goldenberg’s service to the Company as its Chief Scientific Officer and Chief Medical Officer (the “Agreement”). The Agreement, which was effective as of July 1, 2007, will continue, unless earlier terminated by the parties, until June 30, 2011 (the “Term”). The Term will be automatically extended for successive one-year periods unless either Dr. Goldenberg or we provides a written notice at least 90 days preceding the date of any such extension that such party does not intend to extend the Term.

Dr. Goldenberg’s annual base salary under the Agreement is a minimum of $500,000 (the “Base Salary”)`, which shall be reviewed annually for appropriate increases by the Board or the Compensation Committee. Dr. Goldenberg will also be eligible to participate in any of our incentive compensation plan in place for its senior level executives. In addition, Dr. Goldenberg will be eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee. Dr. Goldenberg’s annual bonus target is 30% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, as amended, or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Dr. Goldenberg will also be eligible to receive certain additional incentive compensation. With respect to any fiscal year during the Term in which the Company records an annual net loss, Dr. Goldenberg shall receive a sum equal to three quarters of one percent (.75%) of the total Consideration (as defined in the Agreement) we receive from any third party transaction, with certain exceptions. With respect to any fiscal year during the Term in which we record positive net income, Dr. Goldenberg shall receive a sum equal to one and one-half percent (1.5%) of the Company’s Annual Net Revenue (as defined in the Agreement) for each such fiscal year, and thereafter throughout the non-competition period, as described in the Agreement; and Dr. Goldenberg will also be eligible to receive royalty payments on royalties received by the Company. We will pay Dr. Goldenberg for each full fiscal year of the Company, a sum equal to a percentage of the annual Product Royalties (as defined in the Agreement) we receive on each of the products for which Dr. Goldenberg is an Inventor (as defined in the Agreement), and all products using, related to or derived from products for which Dr. Goldenberg is an Inventor, which payments shall continue for each Patented Product (as defined in the Agreement) for the remaining Life of the Patent (as defined in the Agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of each Patent both during his employment with us and after his employment terminates, except that Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Agreement. During the Term of the Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Agreement) paid to him as described below.

In the event we complete a Disposition (as defined in the Agreement) during the Term, or within three (3) years thereafter, of any one or more of our Undeveloped Assets (as defined in the Agreement) for which Dr. Goldenberg was an Inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent (20%), or more (as determined by the Board), of the Consideration the Company receives from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the Term or within three (3) years thereafter, even if the Company actually receives the Consideration at some time after the three (3) year period elapses.

We agree to make a minimum payment of One Hundred Fifty Thousand Dollars ($150,000) to Dr. Goldenberg during each of fiscal year during the Term of the Agreement, payable in equal quarterly payments, as an advance and credit against any amounts due to Dr. Goldenberg as additional incentive compensation, Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

Under the terms of the Agreement effective July 1, 2007, we shall continue to pay the premium cost of life insurance policies on the life of Dr. Goldenberg for certain existing insurance policies listed in the Agreement, including any succeeding policies; provided that any succeeding policies are comparable or more beneficial to Dr. Goldenberg and us in terms of scope, terms and premium costs. On September 7, 2007, Dr. Goldenberg and the Company entered into agreements to terminate certain severance payments and assignment of insurance benefits included as part of Dr. Goldenberg’s previous employment agreement. The termination of this arrangement will reduce the Company’s deferred compensation accrual and net loss by approximately $617,000 in the first quarter of fiscal year 2008.

The Agreement provides that in the event we terminate Dr. Goldenberg at any time without “Good Cause” (as defined in the Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to 2.00 times his Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, we will (in accordance with the terms of the Company’s applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Agreement), if Dr. Goldenberg continues medical coverage under COBRA, for a period of 24 months following such termination, or such other period as applicable under law. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Dr. Goldenberg was terminated (prorated to reflect Dr. Goldenberg’s actual period of service during such fiscal year).

The Agreement also provides that in the event of a “Change of Control” (as defined in the Agreement”), if Dr. Goldenberg terminates his employment upon ninety (90) days prior written notice to us or our successor, following the second anniversary of a Change of Control of the Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, Dr. Goldenberg will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at our election, cash in lieu of such coverage in an amount equal to Dr. Goldenberg’s after-tax cost of continuing comparable coverage. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Dr. Goldenberg was terminated (prorated to reflect Dr. Goldenberg’s actual period of service during such fiscal year). Additionally, the Agreement provides for a gross-up payment under certain circumstances to compensate Dr. Goldenberg for excise taxes that may be attributable to him as a result of the foregoing payments.

The Agreement provides that throughout the Term and for a period of three (3) years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company; or (ii) directly or indirectly solicit, any Company customer or employee of the Company. The Agreement also provides that Dr. Goldenberg shall, during the Term and at all time thereafter, keep confidential all trade secrets and confidential information of the Company. The Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and our majority-owned subsidiary IBC Pharmaceuticals, Inc.

Pursuant to the terms of his prior employment agreement, Dr. Goldenberg was paid a minimum base salary of $455,000 for fiscal year 2007 and a cash bonus of $113,750 (an amount equal to 25% of his then current base salary) and was granted options to purchase 150,000 shares of the Company’s common stock, as provided under such prior agreement. Dr. Goldenberg also received the $100,000 annual minimum Revenue Incentive Compensation payment under the prior employment agreement.

Life Insurance. We have also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. Dr. Goldenberg has the right to assign the beneficiary of the insurance policy. If Dr. Goldenberg retires from our Company on or after his agreed retirement, or if his employment ends because of permanent disability, we must assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr. Goldenberg to the Company. There are no outstanding loans as of June 30, 2007. If the employment of Dr. Goldenberg terminates for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. We also currently maintain $34,000,000 of life insurance on Dr. Goldenberg for our benefit.

Additionally, a trust created by Dr. Goldenberg is the beneficiary to a $10,000,000 life insurance policy on his life. The policy provides funds that may be used to assist Dr. Goldenberg’s estate in settling estate tax obligations, and thus potentially reducing the number of shares of our common stock his estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. During what is estimated to be a 15-year period, we are obligated to pay $143,000 per year towards premiums, in addition to amounts required to be paid by Dr. Goldenberg’s Trust. We have an interest in this policy equal to the lesser of the cumulative amount of premium payments we have made which, through June 30, 2007, was $2,600,000, or the cash surrender value of the policy, which at June 30, 2007 was approximately $2,600,000. If Dr. Goldenberg’s employment terminates, and the policy is not maintained, we would receive payment equal to the lesser of the cumulative premiums or the cash surrender value in the policy.

Gerard G. Gorman

On March 10, 2006, Immunomedics entered into a Change of Control and Severance Agreement with Gerard G. Gorman, Senior Vice President, Finance and Business Development, and Chief Financial Officer. The Change of Control and Severance Agreement provides that in the event Mr. Gorman is terminated pursuant to an involuntary termination (including his involuntary dismissal or discharge by the Company other than for cause, or his voluntary resignation within ninety (90) days following certain events) within twelve months following a Change in Control (as defined in the Change of Control and Severance Agreement), Mr. Gorman will receive from the Company (i) a lump-sum amount equal to two times the sum of Mr. Gorman’s annual rate of base salary and bonus, including both cash and equity bonuses; (ii) accelerated vesting of all outstanding options such that each outstanding options immediately vest and become exercisable for a specified period; (iii) a lump-sum severance payment equal to the bonus amount received in the previous year, pro-rated for the number of months (including partial months) completed prior to termination; and (iv) continued health coverage for a specified period. The Change of Control and Severance Agreement also contains certain tax payment provisions in certain instances.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executive Officers, assuming a June 30, 2007 termination date and, where applicable, using the closing price of our common stock of $4.15 (as reported on the NASDAQ Global Market as of June 30, 2007). All defined terms not defined in this section shall have the meanings set forth in each officer’s respective employment agreement.

Name	Trigger	Cash Severance	Value of Option Acceleration/ Extension		Total Value
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before a Change in Control)(1)	$1,223,600		$—	$1,256,000
	Termination without Cause or Resignation for Good Reason (after a Change in Control)(2)	$2,074,800		$171,000	$2,318,000
	Voluntary Termination(3)	$—		$—	$—
	Disability(4)	$—		$—	$—
	Death(5)	$—		$—	$—

Dr. David M. Goldenberg	Mutual Termination or Disability(6)(11)	$150,000		$—	$150,000
	Death(7)(11)	$150,000		$—	$150,000
	For Good Cause(8)(11)	$—		$—	$—
	Change in Control(9)(11)	$5,600,000		$171,000	$7,845,000
	For Good Reason or without Good Cause(10)(11)	$4,800,000	$		$5,469,000

Gerard G. Gorman	Change in Control(12)	$590,580		$85,500	$692,000
	Death(13)	$—		$—	$—
	Resignation/Termination for Cause(14)	$—		$—	$—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executive Officers in the event that any of the circumstances described above had occurred on June 30, 2007, the actual amounts due to the Named Executive Officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Employment Agreements, Stock Option Agreements and the Company’s stock incentive plans. Please note that each of the agreements provides for a gross-up payment under certain circumstances to compensate each officer for excise taxes that may be attributable to such employee as a result of certain payments.

(1)	Represents two year’s additional salary based on the salary earned by Ms. Sullivan in fiscal 2007 and bonus payout at 100% of the fiscal 2007 target (30% of salary, or $159,600). The Company shall pay the monthly COBRA medical insurance cost (less any required employee payments calculated as if such Ms. Sullivan had continued to be an employee) if Ms. Sullivan continues medical coverage under COBRA, for Ms. Sullivan, and, where applicable, her spouse and dependents, during the 24-month period following Ms. Sullivan’s termination date (estimated at $32,520). Ms. Sullivan may elect the Company’s applicable medical plan for the period permitted under such plan. Ms. Sullivan shall also receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. Ms. Sullivan shall also be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year).

(2)	Represents three years’ additional salary based on the salary earned by Ms. Sullivan in fiscal 2007 and bonus payout at 300% of the fiscal 2007 target (30% of base salary, or $159,600). For a period of thirty-six (36) months following Ms. Sullivan’s date of termination, Ms. Sullivan shall continue to receive the medical and dental coverage in effect on Ms. Sullivan’s date of termination (or generally comparable coverage) for Ms. Sullivan and, where applicable, Ms. Sullivan’s spouse and dependents, as the same may be changed from time to time for employees generally, as if Ms. Sullivan had continued in employment during such period; or, as an alternative, the Company may elect to pay Ms. Sullivan cash in lieu of such coverage in an amount equal to Ms. Sullivan’s after-tax cost of continuing comparable coverage, where such coverage may not be continued by the Company (or where such continuation would adversely affect the tax statute of the plan pursuant to which the coverage is provided). The COBRA health continuation coverage period under section 490B of the Code shall run concurrently during the thirty-six (36) month period (estimated at $48,780). Ms. Sullivan shall receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. In addition, Ms. Sullivan shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect Ms. Sullivan’s actual period of service during such fiscal year). Upon the occurrence of a Change of Control, all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and/or exercisable, as the case may be, on the date on which the Change of Control occurs, and all stock options held by Ms. Sullivan shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four (24) months following the end of the remaining balance of the Term of the Agreement; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Code. In the event payments made to Ms. Sullivan are determined to constitute “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the Company will pay Ms. Sullivan an additional amount (the “Gross-up Payment”) for the amount of the excise tax imposed under Section 409A of the Code for any Federal, State of local income tax, (estimated at $23,000).
(3)	Ms. Sullivan shall be entitled to any benefits accrued in accordance with the terms of the applicable benefit plans and programs of the Company.
(4)	In the event of Disability, the Company will continue to pay the officer’s base salary until the Company acts to terminate such officer’s employment. Upon termination due to Disability, no further payments shall be due, except that the officer shall be entitled to any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company. Also, the officer shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurred (prorated to reflect officer’s actual period of service during such fiscal year).
(5)	In the event the officer dies while employed with the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designate beneficiary, as applicable, any benefits accrued under the Company’s benefits plans and programs. Also, the officer shall be entitled to the annual bonus, if any, payable for the fiscal year in which the termination occurs (prorated to reflect officer’s actual period of service during such fiscal year).
(6)	In the event that Dr. Goldenberg’s employment agreement terminates by mutual agreement of the parties or by Permanent Disability, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive payment for the Annual Bonus, along with any other payments or benefits to which the parties may agree.
(7)	In addition to the Guaranteed Payments, the Company shall acquire and provide for life insurance for Dr. Goldenberg. Such insurance shall remain in full force and effect (i) for the Term of his employment agreement and (ii) for three (3) years after the Term of his employment agreement, unless Dr. Goldenberg initiates early termination other than for Good Reason or the Company initiates early termination for Good Cause.
(8)	If Dr. Goldenberg’s employment terminates for Good Cause, the only post-termination benefit he shall receive are the Guaranteed Payments.
(9)

In the event Dr. Goldenberg terminates his employment following a Change in Control, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive three times (3x) his Total Annual Compensation. In addition, all stock options, restricted stock or other equity rights will become fully vested. In the event payments made to Dr Goldenberg are determined to constitute “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the Company will pay Dr Goldenberg an additional amount (the “Gross-up Payment”) for the amount of the excise tax imposed under Section 409A of the Code for any Federal, State of local income tax, (estimated at $1,389,000).

(10)	In the event that the Company terminates Dr. Goldenberg’s employment without Good Cause or if Dr. Goldenberg terminates his employment for Good Reason, in addition to the Guaranteed Payments, Dr. Goldenberg shall receive severance payments in an amount equal to his Total Annual Compensation, paid or provided for the remaining balance of the Term of the agreement plus an additional lump sum amount equal to two times (2x) his Total Annual Compensation.
(11)	Although Dr. Goldenberg’s employment agreement was not entered into until July 1, 2007, in the event a termination was to occur in the future, such termination and compensation arrangements would be governed by this new employment agreement. Thus, even though the payments described herein are as of June 30, 2007, a date during which Dr. Goldenberg’s employment agreement was not in existence, we are calculating the severance and termination payments in accordance with this agreement.

Upon the termination of Dr. Goldenberg’s employment, regardless of the reason or timing of the termination, the Company will make payment to Dr. Goldenberg for all annual Base Salary, Bonus, Minimum Payments, and Additional Incentive Compensation earned through the date of termination, any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company (including but not limited to earned but unused vacation), and will continue all payments pursuant to Section 4.2(a)(ii) and 4.2(b) for the time periods provided in those sections of the Agreement (the “Guaranteed Payments”). For purposes of Dr. Goldenberg’s severance payments, where bonus calculations are required for purposes of determining severance payments, we have assumed the Annual Bonus Target has been achieved and incorporated such numbers in the applicable severance payments.

Under the terms of the split-dollar life insurance agreement with Dr. Goldenberg, we will continue to make the insurance premium payments of $142,800 per year through June 30, 2011. We will receive reimbursement of all premium payments made under this agreement when the insurance benefits under the policy are realized by the beneficiaries.

For purposes of footnotes (9) and (10), “Total Annual Compensation” shall include all cash payments due to Dr. Goldenberg for the applicable Contract Year as set out in Sections 4.1(a) (Base Salary), 4.1(b) (Annual Bonus), 4.2(a)(i) (Additional Incentive Compensation, Transactional Payments), and 4.2(c) (Minimum Payment of $150,000 per year) of Dr. Goldenberg’s Amended and Restated Employment Agreement, but shall not include payments provided pursuant to Sections 4.2(a)(ii) (Patent Lifetime Royalty Payment) and 4.2(b) (Payment Upon Disposition of Undeveloped Assets) (which shall continue pursuant to the terms of those sections).
(12)	In the event that Mr. Gorman’s employment with the Company terminates by reason of an Involuntary Termination within twelve (12) months after a Change in Control, the Company will make a lump-sum cash severance payment in an amount equal to two (2) times the sum of Mr. Gorman’s annual rate of Base Salary and Target Bonus, including both the Cash Bonus and the bonus paid in equity computed as the price as the time of grant times the number of shares or options granted. The Company will also make an additional lump-sum cash severance payment to Mr. Gorman equal to the dollar amount obtained by multiplying one-twelfth (1/12th) of the annual Target Bonus in effect for him for the year of his Involuntary Termination by the number of full or partial months of employment which Mr. Gorman completes with the Company in that year. In the event Mr. Gorman’s employment is terminated by the Company during the Pre-Closing Period for any reason other than a Termination for Cause, he will subsequently become entitled to the Pro-Rated Bonus upon the closing of the Change in Control, provided and only if that Change in Control is in fact consummated prior to the expiration of the Pre-Closing Period.

Each outstanding option which Mr. Gorman holds at the time of his Involuntary Termination or at any earlier termination of his employment by the Company during the Pre-Closing Period other than a Termination for Cause, to the extent that Option is not otherwise exercisable for all the shares of Common Stock or other securities at the time subject to that Option, will immediately vest and become exercisable for all those option shares and may be exercised for any or all of those shares as fully vested shares. Each such accelerated Option will remain so exercisable until the earlier of (i) the expiration of the option term or (ii) 60 days from the date of his Involuntary Termination. This 60-day grace period will supercede the post-service exercise period specified in the agreement evidencing his Option. Any Options not exercised prior the expiration of the applicable post-service exercise period will terminate and cease to remain exercisable for any of the option shares.

(13)	In the event of death prior to receipt of the full amount of payments and benefits to which the officer is entitled, the balance of any payments owed shall be made, on the due dates had the officer survived, to the executors and administrators of such deceased officer’s estate. Any outstanding options shall be accelerated and may be exercised, within the applicable exercise period following the officer’s death, by the executors and administrators of his estate or by the persons to whom those Options are transferred pursuant to such officer’s will or in accordance with the laws of inheritance.
(14)	In the event Mr. Gorman is terminated for Cause or resigns under circumstances that would otherwise constitute grounds for a Termination for Cause, the Company will only be required to pay Mr. Gorman any unpaid compensation earned for services previously rendered through the date of such termination and any accrued but unpaid vacation benefits or sick days.

Fiscal Year 2007 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2006 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was an original founder of our Company over 20 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

License Agreement. Pursuant to a License Agreement between our Company and Dr. Goldenberg, certain patent applications owned by Dr. Goldenberg were licensed to us at the time of our formation in exchange for a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. Five of the licensed U.S. patents have since expired. In November 1993, the ownership rights of Immunomedics were extended as part of Dr. Goldenberg’s employment agreement, with Immunomedics agreeing to diligently pursue all ideas, discoveries, developments and products, into the entire medical field, which, at any time during his past or continuing employment by Immunomedics (but not when performing services for CMMI—see below), Dr. Goldenberg has made or conceived or hereafter makes or conceives, or the making or conception of which he has materially contributed to or hereafter contributes to, all as defined in his employment agreement.

Life Insurance. We have also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. Dr. Goldenberg has the right to assign the beneficiary of the insurance policy. If Dr. Goldenberg retires from our Company on or after his agreed retirement, or if his employment ends because of permanent disability, we must assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr. Goldenberg to the Company. There are no outstanding loans as of June 30, 2007. If the employment of Dr. Goldenberg terminates for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. We also currently maintain $34,000,000 of life insurance on Dr. Goldenberg for our benefit.

Additionally, a trust created by Dr. Goldenberg is the beneficiary to a $10,000,000 life insurance policy on his life. The policy provides funds that may be used to assist Dr. Goldenberg’s estate in settling estate tax obligations, and thus potentially reducing the number of shares of our common stock his estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. During what is estimated to be a 15-year period, we are obligated to pay $143,000 per year towards premiums in addition to amounts required to be paid by Dr. Goldenberg’s Trust. We have an interest in this policy equal to the lesser of the cumulative amount of premium payments we have made which, through June 30, 2007, was $2,600,000, or the cash surrender value of the policy, which at June 30, 2007 amounted to approximately $2,600,000. If Dr. Goldenberg’s employment terminates, and the policy is not maintained, we would receive payment equal to the lesser of the invested cumulative premiums or the cash surrender value in the policy.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, is located in Belleville, New Jersey. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and former executive officer, is a former adjunct member of CMMI. Despite these relationships, we believe CMMI is independent of Immunomedics, and CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $110,000, $64,000 and $69,000 during the years ended June 30, 2007, 2006 and 2005, respectively. In fiscal years ended June 30, 2007, 2006 and 2005 we incurred $67,000, $40,000 and $52,000, respectively, of legal expenses on behalf of CMMI for patent related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2007, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

In fiscal 2007, $55,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2007, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Gorman and Ms. Phyllis Parker, our Secretary, served as the President, Treasurer and Secretary, respectively.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Brian A. Markison, Chairman

Mary E. Paetzold

Dr. Marvin Jaffe (appointed in September 2006)

Dr. Edward T. Wolynic (appointed in August 2007)

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three of our non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASD listing standards. The Audit Committee has reviewed and updated this charter annually. This amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter is attached to this proxy statement as Appendix A.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2007.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics Inc. maintained effective internal control over financial reporting as of June 30, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Immunomedics that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by this Standard, and the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2007. Information about the auditors’ fees for fiscal year 2007 is listed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on these discussions and considerations, The Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2007. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2008.

The Audit Committee

Mary E. Paetzold, Chairperson

Dr. Marvin E. Jaffe

Don C. Stark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2008. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2007 and June 30, 2006, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2007	2006
Audit Fees(1):	$462,000	$400,000
Audit-Related Fees:	—	—
Tax Fees:	20,000	39,000
All Other Fees:	—	—

Total	$482,000	$439,000

(1)	Audit fees include fees for audit work performed in the review of the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards. Also included are audit related fees for services provided by Ernst & Young LLP related to the audit of the Company’s assessment of internal control to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were in compliance. There were no purchases of shares or exercises of options in the fiscal year ended June 30, 2007, by such persons that were not timely filed under Section 16(a).

Stockholder Proposals for Fiscal 2008 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received no later than June 25, 2008. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 8, 2008, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.immunomedics.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Appendix A

AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

I. STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”).

II. PURPOSE

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The purpose of the Committee is: (1) to oversee the accounting and reporting processes of the Company and the audits of the financial statements of the Company; (2) to interact directly with, and evaluate the qualifications, performance and independence of, the Company’s independent registered public accounting firm; (3) to assist the Board as appropriate in connection with the Board’s responsibilities in overseeing the Company’s compliance with legal and regulatory requirements; and (4) to take appropriate action in connection with the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III. COMPOSITION; MEETINGS AND OPERATIONS

The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an “independent director” of the Company as that term is defined by the Sarbanes-Oxley Act of 2002 (the “S-O Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of The Nasdaq Stock Market, and any other law, rule or regulation applicable to the Company. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the S-O Act and the final rules promulgated thereunder and as determined by the Board.

Committee members and a Chairperson of the Committee shall be appointed by the Board. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

A majority of the Committee shall constitute a quorum for the transaction of business. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee Chairperson’s vote shall decide the issue.

The Committee shall meet, in person or telephonically, at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent registered public accounting firm and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall make regular reports to the full Board.

The Committee shall have the authority to conduct any investigation appropriate to fulfilling its duties and responsibilities, and shall have direct access to the Company’s independent registered public accounting firm as well as anyone in the Company. The Committee has the ability to retain and pay, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

IV. RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. While the Committee has the responsibilities set forth in this Charter, the Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.

In carrying out its duties and responsibilities, the Committee shall:

Financial Reporting

1. Review with management and the independent registered public accounting firm the Company’s year-end audited financial statements to determine whether to recommend to the Board that the Company’s audited financial statements be filed with the SEC in its Annual Report Form 10-K.

2. Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm.

3. Review with the independent registered public accounting firm and financial and accounting personnel: (i) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation, and (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4. Review and discuss reports from the independent registered public accounting firm regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences; and (iv) any significant disagreements with management.

5. In consultation with management and the independent registered public accounting firm, consider the integrity of the Company’s financial reporting processes and controls. Discuss the Company’s policies for financial risk assessment and management, including the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6. Review with management and the independent registered public accounting firm the Company’s quarterly financial information prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q.

7. Discuss generally (i.e., the nature of information to be presented and the type or form of presentation to be made in) the Company’s earnings press releases.

8. On a quarterly basis, review and discuss with the independent registered public accounting firm and management (including the Company’s Chief Executive Officer and Chief Financial Officer), as appropriate, the following:

(a) the certifications of the principal executive officer and principal financial officer required to be made in connection with the Company’s periodic reports under the Exchange Act and the S-O Act;

(b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company’s independent registered public accounting firm;

(c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

(d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

Independent Registered Public Accounting Firm

9. Be directly responsible for the appointment, retention, termination, compensation and oversight of any registered public accounting firm engaged to prepare or issue an audit report on the Company’s financial statements or perform other audit, review or attest services for the Company (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting).

10. Have ultimate authority to approve all audit engagement fees and terms of the independent registered public accounting firm, who shall report directly to the Committee.

11. On an annual basis, ensure receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm.

12. Review and pre-approve all audit, review, attest and non-audit services not prohibited by Section 201 of the S-O Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the independent registered public accounting firm (except those services that satisfy the de minimus exception set forth in Section 10A(i) of the Exchange Act). As described in this Charter under “Composition; Meetings and Operations,” the Committee has the authority to delegate this pre-approval responsibility to one or more members of the Committee.

13. Review and discuss the independent registered public accounting firm’s audit plan, including responsibilities, scope, budget, staffing, locations, reliance upon management and general audit approach.

14. Prior to releasing the Company’s year-end earnings, discuss the results of the audit with the independent registered public accounting firm.

15. Discuss with the independent registered public accounting firm any matters required to be communicated to the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit. Such discussion should include any changes required in the planned scope of the audit and any matters communicated by the independent registered public accounting firm to management which the auditors view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

16. Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

17. Periodically review the independent registered public accounting firm to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the independent registered public accounting firm, including removal and replacement.

18. Review the hiring by the Company of employees or former employees of the independent registered public accounting firm.

Legal Compliance

19. Review with management and/or outside legal counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20. Timely report any non-audit service(s) being performed by the independent registered public accounting firm to the Company’s Chief Financial Officer (or such employee of the Company that performs a similar function or is designated by such officer for this purpose) so that such information may be disclosed in the Company’s SEC filings as necessary.

Other Responsibilities

21. Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Charter to the Board for approval. Ensure inclusion of this Charter in the Company’s annual proxy statement at least once every three years or as required by SEC regulations.

22. Take appropriate action in connection with the report required by the rules of the SEC to be included in the Company’s annual proxy statement (and any other required reports).

23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

24. Review, and update periodically, in consultation with the Company’s Nominating and Corporate Governance Committee, the Company’s Business Conduct Guidelines and ensure that management has established a system to enforce such guidelines.

25. Meet separately, periodically with management and the independent registered public accounting firm.

26. Maintain minutes of meetings and periodically report to the full Board on significant results of the foregoing activities.

27. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems necessary or appropriate.

28. Perform an annual self-assessment of the Committee’s performance.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 5, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company. NOMINEES:		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marvin E. Jaffe ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2007 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 5, 2007

IMMUNOMEDICS, INC. BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 22, 2007, in connection with the 2007 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 5, 2007, at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, and hereby appoints David M. Goldenberg and Cynthia L. Sullivan, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 5, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company. NOMINEES:		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marvin E. Jaffe ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Edward T. Wolynic

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2007 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.